Exhibit 10.2

February 11, 2005



Deborah R. Pierce, Esquire
1744 Eagle Brook Drive
Geneva, IL  60134

Dear Deborah:

I am pleased to offer you the full-time position of Executive Vice President of Human Resources at an annualized base salary of $145,000.00 pending satisfactory fingerprinting checks.

Our current practice is to pay executive vice presidents a discretionary bonus of $5,000.00-$10,000.00 at the end of each year depending upon the financial performance of the bank. It will be one of your initiatives to develop a more attractive and quantifiable bonus formula for our senior management team and you will, of course, participate in that program. This bonus program could include cash and/or restricted stock.

In addition to your salary, we would offer you a $50,000.00 relocation payment to offset the expenses you will incur in relocating to the West Chester area. This payment will be made after you have accepted this offer. In the event you should leave the employment of First National Bank for any reason within 12 months of your start date, you will be required to refund 50% of this payment. We would like you to start as soon as possible. Please contact me to discuss a start date. Below is a chart summarizing employee benefits as a full-time employee and associated eligibility dates:

                         EMPLOYEE BENEFIT SUMMARY NOTE:

This information is based on our current benefit package, which is subject to change at any time.

                                              ELIGIBILITY
                                             DATE (Assuming
                                             start date of
                 BENEFIT                        3/7/05)                              DESCRIPTION
                 -------                     --------------                          -----------

SAVINGS
-------

401(k) Match                                  July 1, 2005       o  75% match on every dollar contributed into plan up
                                                                    to 5% of annual compensation

401(k) Fixed Contribution                   1st Quarter 2006     o  Discretionary Bank contribution made after the
                                                                    fourth quarter of each year to employee's 401(k)
                                                                    account
                                                                 o  3% of base salary on first $30,000; 6% on remainder
                                                                 o  Must have 12 months of service, 1000 hours worked
                                                                    and be an employee on 12/31 to be eligible

Medical Spending Account                      July 1, 2005       o  Employee may contribute $3,500 annual maximum

Dependent Care Spending Account               July 1, 2005       o  Employee may contribute $5,000 annual maximum

INSURANCE
---------

Medical Insurance                             July 1, 2005       o  Choice of 3 Plans under Independence Blue Cross
                                                                 o  Keystone HMO, Keystone POS and Personal Choice
                                                                 o  Bank contributes same dollar amount for each tier
                                                                    of coverage for all three plans

Dental Insurance                              July 1, 2005       o  Delta Dental
                                                                 o  Bank pays 70% of premium

Group Term Life Insurance                     July 1, 2005       o  3x base salary up to a maximum of $345,000
                                                                 o  Bank pays 100% of premium

Accidental Death and Dismemberment            July 1, 2005       o  3x base salary up to a maximum of $345,000
Insurance                                                        o  Bank pays 100% of premium

Voluntary Life Insurance                      July 1, 2005       o  Elective benefit paid for by employee

Short Term Disability (STD)                   July 1, 2005       o  Self-insured program paid for by Bank

Long Term Disability (LTD)                   April 1, 2006       o  Bank pays 100% of premium

EDUCATION
---------

Professional Development Network              Immediately        o  100% of cost paid for by Bank

Tuition Reimbursement                       October 1, 2005      o  75-90% reimbursement (up to $4,500 annually for
                                                                    graduate courses)
                                                                 o  Reimbursement percent based on final grade

OTHER
-----

Bank Paid Holidays                           As each occurs      o  10 days (2005 Holiday Schedule attached.)


As an Executive Vice President, you will also be entitled to the additional benefits listed on the following page:

                                             ELIGIBILITY
                 BENEFIT                        DATE                     BRIEF DESCRIPTION
                 -------                        ----                     -----------------

OFFICER
-------

Vacation                                     After 90 days       o  5 weeks (200 hours) annually
                                                                 o  Prorated for 2005 - 183.75 hours

Auto Allowance                                Immediately        o  $700/month over 26 pays or $323.08 bi-weekly

Supplemental Benefit Retirement Plan          Immediately        o  Non-qualified Plan
(SBRP)                                                           o  Bank contributes 3% of annual salary plus
                                                                    interest
                                                                 o  Officer may also defer part of salary and/or
                                                                    bonus

Cell Phone                                    Immediately        o  Bank pays for phone and minutes

*First National Bank of Chester County policy states there is no paid time off in the first 90 days of employment.

As an employee of First National Bank of Chester County, you are entitled to one free bank account. If you do not currently bank with us, you will be given an opportunity to open an account by the end of your first day of employment so that you may take advantage of our direct deposit payroll program.

On your first day, please report at 8:00 am to the Administrative Center, located at 887 South Matlack Street, West Chester, PA. Jackie Trotta will meet with you to complete the required forms and documents for your employment. When you report to the Administrative Center, please bring with you either one form of identification from List A, or two forms of identification, one from List B and one from List C, as required by the Immigration Act. Please see the attached I-9 form for more information.

This letter supersedes our offer of January 26, 2005. If the arrangements outlined above are satisfactory to you, please sign both copies of the letter and return one original to me.

Kevin Quinn, the executive team of EVPs and I very much look forward to your joining First National. If you have any questions, please feel free to contact me at (484)-881-4100.

Sincerely,


/s/ John A. Featherman, III
----------------------------
John A. Featherman, III
Chairman and CEO


cc:      Kevin C. Quinn, President

Your employment is for no set term and may be terminated at any time, for any reason by either you or the First National Bank. This letter, along with your signed Application for Employment, and Change of Control Agreement constitutes our entire agreement regarding the terms and conditions of employment. There are no other agreements, oral or written, between us. If you agree to the above terms and conditions, please sign this letter and return it. The attached copy may be retained for your files.

Accepted:  /s/ Deborah R. Pierce                    Date:   --------------------
           ---------------------